Exhibit 10.1

FUTURE LOAN(S) AGREEMENT

THE PARTIES TO THIS AGREEMENT ARE:

The Lender: Reinis Kosins

The Company:  CRUCIAL INNOVATIONS, Corp.

Whereas the Lender agrees to lend funds to the Company when needed to help pay for its business expenses as outlined in its “Plan of Operations” in the SEC Form S-1 filing.

The Parties agree to the following:

1.  The duration of this agreement is two years from the date of its execution.

2.  The Company will use the funds on business expenses and to develop its business plan.

3.  The Lender will lend up to $20,000. The Lender may lend additional amount after the initial $20,000 loan, but he is not required to do so.

4.  The loan(s) are non-interest bearing and payable upon demand after the two years period or when the Company’s financial position allows for repayment.

Date: March 02, 2018

Lender

/s/ Reinis Kosins
Company signatory – President